EXHIBIT 10.5

                          CONVERTIBLE PROMISSORY NOTE


FACE AMOUNT AS OF JANUARY 31, 2008                             U.S.  $294,864
Issue Date                                                      June 18, 2009


FOR VALUE RECEIVED, Vital Products, Inc., a Delaware corporation (the "Company"), hereby promises to pay Metro One Development, Inc., a Delaware corporation, (the "Holder") the Face Amount in such amounts, at such times and on such terms and conditions as are specified herein (this "Note"). The Company acknowledges the Holder paid all consideration for this Note as of January 31, 2008.

Article 1.  Maturity.

The Face Amount of this Note is payable by July 31, 2010, unless extended in writing by both the Company and the Holder (the "Maturity Date"). Notwithstanding any provision to the contrary in this Note, the Company may pay in full to the Holder the Face Amount, or any balance remaining thereof, in common stock, as set forth in Article 2, or readily available funds at any time and from time to time without penalty. Any balance remaining outstanding on the Maturity shall automatically be converted into common stock in accordance with Article 2.

Article 2.  Payment.

            2.1. Payment in Cash. The outstanding balance of this Note is payable cash or in shares of the Company's common stock, at the Company's option.

            2.2. Payment in Stock.

                 (a) Conversion. If the Company elects to convert any portion of the outstanding balance of this Note into shares of the Company's common stock, it may do so at any time in accordance with Article 1, at its sole option. The number of shares of common stock issuable upon the conversion of this Note shall be determined pursuant to Section 2.1(c).

                 (b) Common Stock to be Issued. Upon the conversion of any
                     portion of this Note, the Company shall instruct its transfer agent to issue stock certificates representing the number of shares of common stock issuable upon such conversion, as applicable. The Company shall act as registrar and shall maintain an appropriate ledger containing the necessary information with respect to the balance of the Note. The Company warrants that no instructions, other than these instructions, have been given or will be given to the transfer agent and that the common stock shall otherwise be freely resold, except as may be set forth herein or subject to applicable law.

                 (c) Conversion Rate.  The Company shall convert the
                     outstanding principal due under this Note, or any portion thereof, at a conversion price of $0.01 (the "Conversion Price"). The number of shares of the Company's common stock issuable upon a conversion hereunder shall be determined by the quotient obtained by dividing (x) the outstanding principal amount of this Note to be converted by (y) the Conversion Price. No fractional shares or scrip representing fractions of shares will be issued on conversion, but the number of shares issuable shall be rounded up or down, as the case may be, to the nearest whole share.

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Article 3.  Interest.  There shall be no interest due under this Note.

Article 4.  Certain Adjustments.

            (a) Stock Splits.  If the Company, at any time while this Note is outstanding, (i) subdivides outstanding shares of its common stock into a larger number of shares, or (ii) combines (including by way of a reverse stock split) outstanding shares of common stock into a smaller number of shares, and absent a merger or acquisition transaction, the Conversion Price will remain at $0.01 as set forth in Article 2.

            (b) Adjustment for Reclassification, Exchange and Substitution.
                If at any time or from time to time after the common stock issuable upon the conversion of this Note is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than a transaction provided for elsewhere in this Article 4), in any such event, the Company shall convert any portion of the outstanding balance of this Note into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change by holders of the maximum number of shares of common stock into which the outstanding balance of this Note could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof.

            (c) Reorganizations, Mergers, Consolidations or Sales of Assets.
                If at any time or from time to time after the date of issuance of this Note, there is a capital reorganization of the common stock (other than a transaction provided for elsewhere in this Article 4), as a part of such capital reorganization, provision shall be made so that the Holder of this Note shall thereafter be entitled to receive upon conversion of this Note, the number of shares of stock or other securities or property of the Company to which a holder of the number of shares of common stock deliverable upon conversion would have been entitled on such capital reorganization, subject to adjustment in respect of such stock or securities by the terms thereof.

Article 5.  Mergers.

            The Company shall not consolidate or merge into, or transfer all or substantially all of its assets to, any person, unless such person assumes in writing the obligations of the Company under this Note. Any reference herein to the Company shall refer to such surviving or transferee corporation and the obligations of the Company shall terminate upon such written assumption.

Article 6.  Notices.

            Any notices, consents, waivers or other communications required or to be given under the terms of this Note must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally, (ii) upon receipt, when sent by facsimile (provided a confirmation of transmission is mechanically or electronically generated and kept on file by the sending party), or (iii) one (1) day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same.

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Article 7.  Time.

            Where this Note authorizes or requires the payment of money or the performance of a condition or obligation on a Saturday or Sunday or a holiday in which the United States Stock Markets ("U.S. Markets") are closed ("Holiday"), or authorizes or requires the payment of money or the performance of a condition or obligation within, before or after a period of time computed from a certain date, and such period of time ends on a Saturday or a Sunday or a Holiday, such payment may be made or condition or obligation performed on the next succeeding business day, and if the period ends at a specified hour, such payment may be made or condition performed, at or before the same hour of such next succeeding business day, with the same force and effect as if made or performed in accordance with the terms of this Note. A "business day" shall mean a day on which the U.S. Markets are open for a full day or half day of trading.

Article 8.  No Assignment.

            This Note shall not be assigned except in accordance with
            Article 5.

Article 9.  Governing Law.

            The validity, terms, performance and enforcement of this Note shall be governed and construed by the provisions hereof and in accordance with the laws of the State of Delaware applicable to agreements that are negotiated, executed, delivered and performed solely in the State of Delaware.

Article 10. Miscellaneous.

            (a) In this Note, unless the context otherwise requires, words in the singular number include the plural, and in the plural include the singular, and words of the masculine gender include the feminine and the neuter, and when the tense so indicates, words of the neuter gender may refer to any gender.

            (b) The numbers and titles of sections contained in this Note are inserted for convenience of reference only, and they neither form a part of this Note nor are they to be used in the construction or interpretation hereof.

            (c) Neither this Note nor any provision hereof shall be waived, modified, changed, discharged, terminated, revoked or canceled, except by an instrument in writing signed by the party effecting the same against whom any waiver, modification, change, discharge, termination, revocation or cancelation is sought.

            (d) This Note may be executed in two or more counterparts, all of which taken together shall constitute one instrument. Execution and delivery of this Note by exchange of facsimile copies bearing the facsimile signature of a party shall constitute a valid and binding execution and delivery of this Note by such party. Such facsimile copies shall constitute enforceable original documents.

            (e) This Note represents the FINAL AGREEMENT between the Company and the Holder and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties.

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            (f) The execution, delivery and performance of this Note by the
                Company and the consummation by the Company of the transactions contemplated hereby and thereby will not (i) result in a violation of the Certificate of Incorporation, any Certificate of Designations, Preferences and Rights of any outstanding series of preferred stock of the Company or the By-laws, or (ii) conflict with, or constitute a material default (or an event which with notice or lapse of time or both would become a material default) under, or give to others any rights of termination, amendment, acceleration or cancelation of, any material agreement, contract, indenture mortgage, indebtedness or instrument to which the Company or any of its subsidiaries is a party, or result in a violation of any law, rule, regulation, order, judgment or decree, including United States Federal and state securities laws and regulations and the rules and regulations of the principal securities exchange or trading market on which the common stock is traded or listed, applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected.

Any misrepresentations shall be considered a breach of contract under this Note and the Holder may seek all remedies permitted by law.


                            [Signature Page Follows]


IN WITNESS WHEREOF, the Company has duly executed this Note as of June 18, 2009.



VITAL PRODUCTS, INC.

By: /s/Michael Levine
------------------------------
Name:  Michael Levine
Title: Chief Executive Officer

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